Capital Resource Funding, Inc.

17115  Kenton  Drive                                (704)  564-1676
Suite  202-A                                        (704)  987-0320  (fax)
Cornelius,  NC  28031
dkoran@crf.com
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                                  June 23, 2004


Mr.  Edward  A.  Roth,  President  and  Chief  Executive  Officer
HairMax  International,  Inc.
9900  West  Sample  Road
Suite  300
Coral  Springs,  Florida  33065

     Re:  Letter  of  Intent  -  Strategic  Alliance

Dear  Mr.  Roth:

Per our conversation, we submit this Letter of Intent regarding a share exchange between Capital Resource Funding, Inc. ("CRF"), a North Carolina corporation and HairMax International, Inc. ("HairMax"), a Nevada Corporation.

                                   Background

By way of background, CRF was formed February 2004. We are in the business of providing consultative services to small to mid sized businesses in need of financing. We have strategic broker relationships with many different funding sources ranging from SBA loans, commercial mortgages, factoring and asset based loans. Our services are of no additional fee to our clients as we are paid from each lender. The brokering income ranges from a one time origination fee to on-going monthly commissions paid for the life of the financing. We have launched our website in April 2004 entitled www.capitalbusinessfunding.com. Our
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offices  are  at  17115  Kenton  Drive  Cornelius,  NC  28031.

We understand that HairMax operates beauty and hair salons and performs cleaning services to commercial customers in major cities in the United States. HairMax is a reporting public company that has registered its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

We intend to enter into a strategic alliance whereby the services of CRF are offered to the commercial customers of HairMax with a 50/50% revenue split on every referral.

                               TERMS OF AGREEMENT
                               ------------------

1.   Referrals.  HairMax  will  make  available  to  the  services of CRF to its
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commercial  customer  base  and  to also be included in mailing campaigns to its customers.  HairMax  will  also  provide  a  hyperlink  to  the  CRF  web  site.

2.   Payment.  In  consideration  of  the  services  provided  by  HairMax,  CRF
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will pay to HairMax 200,000 shares of its unregistered common stock, ($0.001 par value.) At the time of issuance, CRF will have issued and outstanding no more than 10,000,000 shares of its common stock and shall have no options, warrants or securities convertible into common stock.

3.   Registration  ofHairMax  Payment.  CRF  shall  use  its  reasonable  best
     --------------------------------
efforts to promptly register the shares issued to HairMax in consideration of this Agreement by the filing of a registration statement by CRF with the United States Securities & Exchange Commission under the Securities Act of 1933, as amended. To the fullest extent permissible under the applicable securities laws, the registration shall register the issuance of shares to HairMax shareholders and the subsequent resale of the shares. HairMax will distribute the shares to its shareholders of record as of June 30, 2004 in proportion to their then current shareholdings in HairMax common stock upon effectiveness of the registration statement pertaining to the shares.

CRF shall use its reasonable best efforts to obtain a listing on the NASDAQ Over-the-Counter Bulletin Board (OTC BB) or similar recognized U.S. national exchange.

The registration statement shall be at no cost to HairMax or its shareholders and CRF shall be solely responsible for the costs of filing fees, legal and accounting fees, printing or other costs. HairMax will bear the costs of mailing or delivery associated with distributing the common shares to its shareholders upon effectiveness of the registration statement.

HairMax acknowledges the possibility that it may be deemed to be a "statutory underwriter" within the meaning of Section 2(11) of the Securities Act. HairMax agrees that it will comply with all prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its shareholders. Further, HairMax will comply with all anti-manipulation rules of the SEC, including Regulation M. If a market for the shares develops, these rules may apply to sales in the marketplace was well.

Please note that Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits purchases to stabilize the price of a security in the distribution.

4.   Confidentiality.  Both  parties  shall  keep  this  Agreement  confidential
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during  the  "quiet  period"  of  the  CRF registration and will not issue press releases or otherwise notice the Agreement until the CRF registration statement has been filed and public pronouncements are permitted.

We are excited about the opportunity for growth offered by this agreement. If you have any questions, please do not hesitate to contact me.


                         Very  truly  yours,

                         Capital  Resource  Funding,  Inc.



                         By:  /s/  David  R.  Koran
                              President


Agreed  To:

HairMax  International,  Inc.:


By:  /s/  Edward  A.  Roth
     ---------------------
     Edward  A.  Roth
     President  and  Chief  Executive  Officer